                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               October 28, 1997
                                --------------
                                Date of Report



                                HOMECORP, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          DELAWARE                    0-18284               36-3680814
-------------------------------  -----------------  ----------------------------
 (State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)              File Number)         Identification
                                                             Number)



  1107 EAST STATE STREET, ROCKFORD, IL                      61104-2259
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



      Registrant's telephone number, including area code  (815) 987-2200
                                                          --------------

ITEM 5.  OTHER EVENT

         On October 21, 1997, the Registrant issued the attached Press Release.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              1.  Press Release, dated October 21, 1997.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HOMECORP, INC.



Date: October 28, 1997                       By:  /s/ C. Steven Sjogren
      ----------------                       ---------------------------
                                             C. Steven Sjogren
                                             President and
                                             Chief Executive Officer

HOMECORP, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER

Rockford, Illinois, October 21, 1997 - HomeCorp, Inc. (NASDAQ:HMCI), the parent company for HomeBanc, fsb today announced earnings for the third quarter and nine months ended September 30, 1997. Earnings for the third quarter were $481,136 or $.26 per share, which brought earnings for the nine month period to $1,342,122 or $.74. Earnings for the third quarter and nine month periods last year were impacted by the special assessment legislated to fully capitalize the Federal Deposit Insurance Corporation's (FDIC), Savings Association Insurance Fund (SAIF).

The Company's earnings for the third quarter, and nine month period ended September 30, 1997 were favorably impacted by both gains in net interest income and loan fees and service charges. Net interest income increased 2.2% when compared to the third quarter of last year. Net interest income for the nine month period ended September 30, 1997 increased 2.6% over the same year earlier period to nearly $7.3 million. The net interest margin during the third quarter continued to improve to 3.23% up from 3.05% during the third quarter of 1996.

Loan fees and service charges during the third quarter increased 10.2% over the corresponding quarterly period last year, and increased 13.1% over the prior year nine month period to more than $1.4 million for the 1997 period.

Income from real estate development totaled $272,142 during the third quarter of 1997 and $1,020,890 during the first nine months of 1997 as a result of real estate closings. This is consistent with the Company's ongoing plan to reduce its involvement in real estate development activities. The Company's investment in real estate developments has declined by nearly $1.4 million or 27% during 1997 to $3,738,205 at September 30, 1997.

The provision for loan losses made during the quarter, net of charge-offs, brings the total allowance for possible loan losses to $1,618,590 at September 30, 1997, equal to .62% of net loan receivable as of that date.

Real estate owned as reduced by approximately $4.0 million during the third quarter as a result of the closing of the sale of a piece of property located in Michigan. These funds have been re-employed in the Company's operations and should provide a positive contribution to future earnings.

The Company had total assets of $326.9 million and deposits of $299.1 million at September 30, 1997. Stockholders' equity at September 30, 1997 was $22.3 million, representing a book value of $13.07 per share.

The Bank's suit in the United States Court of Federal Claims against the United States for breach of contract with regard to the utilization of the supervisory goodwill as capital created when the Bank acquired failing institutions in the 1980's, has been stayed. HomeBanc, along with others is awaiting notice from the Court of its order of priority for scheduling hearings of these claims.

HomeCorp, Inc. is the holding company for HomeBanc, fsb which operates ten offices in Rockford, Loves Park, CherryVale, Freeport, and Dixon, Illinois.

HomeCorp's shares are traded on the NASDAQ/National Market System, using the symbol HMCI.


SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                     09/30/97       12/31/96
                                                                     --------       --------
Selected Balance Sheet Data:
   Total Assets                                                    $326,877,294   $335,824,474
   Loans Receivable, Net                                            261,917,162    259,139,564
   Loans Held for Sale                                                2,189,873      1,872,513
   Mortgage-Backed Securities                                        16,342,000     18,858,630
   Investment Securities                                              5,500,794      5,502,353
   Securities Held For Sale                                          11,729,058     12,496,885
   Investment in Real Estate Dev.                                     3,738,205      5,094,960
   Deposits                                                         299,147,543    311,754,446
   Total Borrowings                                                   2,400,000              -
   Stockholders' Equity                                            $ 22,322,459   $ 20,858,256

   Book Value Per Share+*                                                $13.07         $12.32
   Book Value Per Share-Fully Diluted*                                   $12.37         $11.82
   Stockholders' Equity
      to Total Assets                                                      6.83%          6.21%

+ 1,707,527 Shares Outstanding at September 30, 1997.

                                              Three Months Ended          Nine Months Ended
                                             09/30/97     09/30/96      09/30/97     09/30/96
                                             --------     --------      --------     --------
Selected Operating Data:
   Total Interest Income                    $6,104,633   $ 6,134,173   $18,144,582  $18,172,967
   Total Interest Expense                    3,669,131     3,751,816    10,892,963   11,105,686
                                            ----------   -----------   -----------  -----------
      Net Interest Income                    2,435,502     2,382,357     7,251,619    7,067,281

   Provision for Loan Losses                    80,000       175,000       220,000      395,000
   Loss Provision for Real Estate                    -             -       505,000            -
   Loan Fees and Service Charges               480,611       436,298     1,416,237    1,252,084
   Income from Real Estate                     272,142       388,409     1,020,890      374,546
   REO Operations                              120,404       120,062       360,614      350,947
   Other Non-Interest Operating Income          21,193        21,565       142,378      105,914
   Non-Interest Operating Expense            2,612,774     2,568,311     7,589,267    7,437,166
   SAIF Special Assessment                           -     2,042,942             -    2,042,942
   Net Gains on Sale of Investments,
      Mortgage-Backed Securities
      and Loans                                138,658       180,697       294,226      729,465
                                            ----------   -----------   -----------  -----------
      Income/(Loss) Before Income Taxes        775,736    (1,256,865)    2,171,697        5,129

   Income Tax Expense/(Benefits)               294,600      (500,498)      829,575       (5,093)
                                            ----------   -----------   -----------  -----------
      Net Income/(Loss)                     $  481,136   $  (756,367)  $ 1,342,122  $    10,222
                                            ==========   ===========   ===========  ===========
   Earnings Per Share:*
      Net Income/(Loss)                          $0.26        ($0.42)        $0.74        $0.01
                                            ==========   ===========   ===========  ===========

* Prior year per share amounts restated for three-for-two stock split in May, 1997.